                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                              (Amendment No.   )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section Exchange Act Rule 14a-11(c) or
    14a-012

                    FOOD COURT ENTERTAINMENT NETWORK, INC.
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:




/ / Check box if any part of the fee is offset by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________




 ----------------------------------------------------------------------
Set forth the amount on which the filing fee is calculated and state how it was determined.

                                    (LOGO)





                    FOOD COURT ENTERTAINMENT NETWORK, INC.


                                     1996

                                PROXY STATEMENT

                                      TO

                                 STOCKHOLDERS

                    FOOD COURT ENTERTAINMENT NETWORK, INC.
                               34-12 36th Street
                            Astoria, New York 11106




                                                   June 5, 1996


Dear Stockholder:

         You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Food Court Entertainment Network, Inc. which will be held on June 26, 1996 at 9:00 A.M., at the Sky Club, 56th Floor, Met Life Building, 200 Park Avenue, New York, New York. The official notice of the meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful attention.

         Stockholders of the Company are being asked to elect 10 directors of the Company to serve until the 1997 Annual Meeting of Stockholders, to approve amendments to the Company's Employee Stock Option Plan and to approve a Director Stock Option Plan. Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy and returning it promptly.

                                         Sincerely,



                                         STEPHEN G. BOWEN
                                         President and Chief Executive Officer

                    FOOD COURT ENTERTAINMENT NETWORK, INC.
                               34-12 36th Street
                            Astoria, New York 11106

                          ---------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held June 26, 1996

                          ---------------------------

TO OUR STOCKHOLDERS:

         Notice is hereby given that the annual meeting of stockholders of FOOD COURT ENTERTAINMENT NETWORK, INC. (the "Company") will be held on June 26, 1996, at 9:00 A.M. (prevailing time), at the Sky Club, 56th Floor, Met Life Building, 200 Park Avenue, New York, New York for the following purposes:

         1. To elect the Directors named herein, as more fully described in the accompanying Proxy Statement;

         2. To consider and act on amendments to the Company's 1995 Employee Stock Option Plan which (a) increase the number of shares issuable under the Employee Stock Option Plan from 400,000 to 2,000,000 (with the current intention to award options to purchase 600,000 shares to each of the Company's Chairman and the Company's Chief Executive Officer) and (b) provide that members of the Compensation Committee may be removed only with cause;

         3.       To approve a Director Stock Option Plan; and

         4. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed May 20, 1996 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


June 5, 1996                                By Order of the Board of Directors,



                                                Robert H. Lenz
                                                Chairman

                    FOOD COURT ENTERTAINMENT NETWORK, INC.
                               34-12 36th Street
                            Astoria, New York 11106

                         ----------------------------

                                PROXY STATEMENT

                         ----------------------------


         The accompanying proxy is solicited by and on behalf of FOOD COURT ENTERTAINMENT NETWORK, INC. (the "Company") for use at the annual meeting ("Annual Meeting") of stockholders to be held on June 26, 1996, at 9:00 A.M. (prevailing time) at the Sky Club, 56th Floor, Met Life Building, 200 Park Avenue, New York, New York and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to stockholders is June 5, 1996.

         Sending in a signed proxy will not affect the stockholders's right to attend the annual meeting and vote in person since the proxy is revocable. Any stockholders giving a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company or delivering a later dated proxy at any time before the proxy is exercised.

         The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of the Company without additional compensation. Upon request by record holders of the Company's Series A Common Stock, par value $.01 per share (the "Series A Common Stock"), who are brokers, dealers, banks or voting trustees, or their nominees, the Company will pay the reasonable expenses incurred by such record holders for mailing proxy material and annual stockholders reports to any beneficial owners of Series A Common Stock.

         A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Company's Series A Common Stock and Series B Common Stock, par value $.01 per share ("Series B Common Stock") for election of all nominees for directorships hereinafter named and in favor of Proposals Two (to approve amendments to the Employee Stock Option Plan, including an increase in the number of shares issuable under the plan, with the current intention to grant options to purchase 600,000 shares to each of the Company's Chairman and the Company's Chief Executive Officer), and Three (to approve a Director Stock Option Plan).

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the matters that may come before the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

         The Company is not currently aware of any matters which will be brought before the annual meeting (other than procedural matters) which are not referred to in the enclosed notice of the annual meeting.

         The Company had 3,918,125 shares of Series A Common Stock and 1,146,250 shares of Series B Common Stock outstanding (including treasury shares) at the close of business on May 20, 1996, the record date (the "Record Date"). The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering such matter. All such shares that are present in person or represented by proxy at the meeting will be counted in determining whether a quorum is present, no matter how the shares are voted or whether they abstain from voting or are broker non-votes. Each share of Series A Common Stock outstanding is entitled to one vote and each share of Series B Common Stock is entitled to five votes on each matter which may be brought before the annual meeting. Except as otherwise indicated, Series A and Series B stockholders vote as a single class. Management of the Company holds 937,329 shares of Series B Common Stock and approximately 48% of the combined voting power in the Company.

         The election of directors will be determined by a plurality vote. Adoption of Proposals Two and Three requires the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter.

         Under the Delaware General Corporation Law, an abstention, withholding of authority to vote or broker non-vote on any proposal other than the election of directors will have the same legal effect as an "against" vote.

         Proposal Two is being submitted for stockholder approval to satisfy the requirement of the Internal Revenue Code of 1986 (the "Code") and Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and Proposal Three is being submitted to satisfy Rule 16b-3. Rule 16b-3 requires that the Plan (or certain amendments thereto) be approved "by the affirmative vote of the holders of a majority of the securities of the issuer present, or represented, and entitled to vote at a meeting. . . ." The staff of the SEC has expressed the view that abstentions (but not broker non-votes) have the legal effect of an "against" vote and are counted in determining whether a proposal has received the required shareholder vote under Rule 16b-3.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of May 20, 1996, the ownership of the Company's Common Stock by (i) each person who is known by the Company to own, of record or beneficially, more than five percent of the Company's Series A Common Stock or Series B Common Stock, (ii) each of the Company's Directors, Nominees for Director, and Executive Officers, and (iii) all Directors, Nominees for Directors, and Executive Officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. The following table does not reflect shares which may be acquired pursuant to options to be granted under the Company's proposed Director Stock Option Plan. See "Proposal Three".

                                                                               Number of
                                  Number of                                    Shares of      Percentage
                                  Shares of                                    Series B       of Series B
                                  Series A                                      Common          Common
                                Common Stock       Percentage of Series          Stock           Stock
                                Beneficially          A Common Stock          Beneficially   Beneficially       Voting
          Name(1)                 Owned(2)          Beneficially Owned        Owned(2)(3))4)   Owned(5)        Control
- ----------------------------- -----------------   ----------------------     -------------  --------------- --------------
Robert H. Lenz..............   958,598(6)               19.75%                  440,748(7)       39.14          27.10%
Stephen G. Bowen............   294,045(8)                7.00                   206,545(9)       18.34          11.64
Jeffrey Steinberg...........   188,786(10)               4.59                   188,786(9)       16.76           9.88
Joseph Mercaldo.............   188,786(10)               4.59                   188,786(9)       16.76           9.88
Harvey S. Wilson............   104,026(11)               2.58                    90,000(12)       7.99           4.85
Gary Penisten...............    30,000(13)                  *                       -0-            -0-              *
Howard W. Phillips..........    63,488(14)               1.59                       -0-            -0-              *
Robert S. Wussler...........    30,000(13)                  *                       -0-            -0-              *
Benjamin Frank..............    15,000(15)                  *                       -0-            -0-              *
E. Donald Shapiro...........    23,000(16)                  *                       -0-            -0-              *
John J. McMenamin...........       -0-(17)                  *                       -0-            -0-              *
Steven J. Heyer.............       -0-(17)                  *                       -0-            -0-              *
Darren M. Sardoff...........    50,000(18)               1.26                       -0-            -0-              *
James Perkins...............    25,000(19)                  *                       -0-            -0-              *
All Officers and Directors
as a Group (12 persons)..... 1,970,729(20)              33.69%                1,114,865          99.00%         62.03%

*   Denotes less than 1%

(1) Except as otherwise indicated, the address of all of the named individuals is c/o Food Court Entertainment Network, Inc. 34-12 36th Street, Astoria, New York.

 (2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options, warrants or convertible securities within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.

 (3) Certain holders of Series B Common Stock have placed a portion of their shares of Series B Common Stock in escrow and may vote such shares but not transfer them as of this time ("Escrow Shares").

 (4) Each share of Series B Common Stock is entitled to five votes per share, is convertible into one share of Series A Common Stock at the option of the holder, and will automatically convert into an equivalent number of shares of Series A Common Stock upon the sale or transfer by the record holder to any person other than another holder of Series B Common Shares.

 (5) Excludes 20,135 shares of Series B Common Stock held in treasury.

 (6) Includes warrants to purchase 492,850 shares of Series A Common Stock and 440,748 shares of Series A Common Stock which may be acquired upon the conversion of Series B Common Stock.

 (7) Includes 241,180 Escrow Shares.

 (8) Includes warrants to purchase 75,000 shares of Series A Common Stock and 206,545 shares of Series A Common Stock which may be acquired upon the conversion of Series B Common Stock.

 (9) Includes 106,545 Escrow Shares.

(10) Represents 188,786 shares of Series A Common Stock which may be acquired upon the conversion of Series B Common Stock.

(11) Includes warrants to purchase 14,026 shares of Series A Common Stock and 90,000 shares of Series A Common Stock which may be acquired upon the conversion of Series B Common Stock.

(12) Includes 75,300 Escrow Shares.

(13) Represents 30,000 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options.

(14) Represents 63,488 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options and warrants. Does not include 154,560 shares of Series A Common Stock which may be acquired upon exercise of a unit purchase option not exercisable until October, 1998.

(15) Represents 15,000 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options.

(16) Includes 21,000 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options and warrants.

(17) Does not include 125,000 shares of Series A Common Stock owned by Turner Private Network, Inc. or 125,000 additional shares of Series A Common Stock which the Company has agreed to issue to Turner Private Network, Inc.

(18) Represents 50,000 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options. Does not include 50,000 shares of Series A Common Stock underlying unvested stock options.

(19) Represents 25,000 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options. Does not include 175,000 shares of Series A Common Stock underlying unvested stock options.

(20) Includes 816,364 shares of Series A Common Stock which may be acquired upon the exercise of currently exercisable options and warrants and 1,114,865 shares of Series A Common Stock which may be acquired upon conversion of Series B Common Stock.

        Pursuant to an agreement dated April 16, 1996, the Company agreed to issue 250,000 shares of Series A Common Stock to Turner Private Network, Inc. ("Turner"), of which 125,000 shares are owned by Turner as of the date of this Proxy Statement. The remaining 125,000 shares will be issued to Turner upon completion of production and delivery of six months of programming to Food Court by Turner.



                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS


         The Company's by-laws provide that the Board of Directors shall consist of such number as determined by the Board of Directors. The Board of Directors has by resolution set the number of directors to be elected at 10.

         The Board of Directors has designated the persons listed below to be nominees for election as Directors. Pursuant to an agreement with Turner entered into on April 16, 1996, the Company has agreed to nominate an individual designated by Turner for election as a Director. John J. McMenamin has been so designated. The Company has additionally determined to nominate another member of Turner management to its Board. The Company does not have a nominating committee. The nominees are being nominated to serve for a one year term and until their successors are elected and qualified. The Company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason the Board of Directors may designate a substitute nominee. The proxy agents intend (unless authority has been withheld) to vote for the election of the Company's nominees.

Information as to Directors and Nominees

         The following information regarding the Company's nominees is based, in part, upon information furnished by these individuals.


     Name                  Age            Position
     ----                  ---            --------

Robert H. Lenz             56   Chairman of the Board of Directors

Stephen G. Bowen           52   President, Chief Executive Officer and Director

Gary D. Penisten           64   Director

Howard W. Phillips         64   Director

Jeffrey Steinberg          34   Director

Robert J. Wussler          57   Director

Benjamin Frank             61   Director

E. Donald Shapiro          64   Director

John J. McMenamin          42   Director Nominee

Steven J. Heyer            43   Director Nominee


         Robert H. Lenz
         Chairman of the Board of Directors

         Mr. Lenz has served as the Company's Chairman since May, 1993. From 1979 to 1991, Mr. Lenz was a principal, Creative Director and co-founder with five partners of the advertising firm of Backer & Spielvogel Inc. After the merger of Backer & Spielvogel with Ted Bates, Inc. in 1988, Mr. Lenz was Chairman and Creative Director of Backer Spielvogel Bates U.S. until 1991. Subsequent to his departure from Backer Spielvogel Bates U.S. in 1991, Mr. Lenz has been pursuing personal interests including the development of Cafe USA.

         Stephen G. Bowen
         President, Chief Executive Officer and Director

         Mr. Bowen has served as the Company's President and Chief Executive Officer, and as a Director since May, 1993. From 1969 to 1991, Mr. Bowen was employed at the advertising firm of J. Walter Thompson, including as a member of the Worldwide Board of Directors from 1982 to 1991 and from 1987 to 1991 as President and COO of J. Walter Thompson USA. In March 1992, Mr. Bowen was engaged by the New York advertising agency Geer & DuBois as its President and held such position until February, 1993. Geer & DuBois made a general assignment for the benefit of creditors in February 1993 by filing a formal petition with the United States Bankruptcy Court for the Southern District of New York.

         Gary D. Penisten,
         Director

         Mr. Penisten has been a director of the Company since October, 1993. Mr. Penisten was employed with General Electric from 1953 to 1974, including as Manager of Finance for General Electric's Power Generation Group from 1972 to 1974. From 1974 to 1977 Mr. Penisten served as Assistant Secretary of the Navy, Financial Management. In 1977 he joined Sterling Drug, Inc. where he was Senior Vice President, CFO, and member of the Board of Directors of Sterling until 1988. After Sterling Drug was acquired by Eastman Kodak in 1988, Mr. Penisten remained with Kodak for two years as CFO of the Health Group until he took early retirement to pursue personal business interests in 1990. Mr. Penisten was a minority owner and director of Network Communications, Inc. which in December, 1990 filed a petition pursuant to Chapter 11 of the Federal Bankruptcy laws. Currently, Mr. Penisten is Chairman of the Board and a director of Acme United Corporation and a Director of D.E. Foster Partners, Inc.

         Howard W. Phillips,
         Director

         Mr. Phillips has been a director of the Company since October, 1993. From 1983 until August, 1995, Mr. Phillips was Director of Corporate Finance at D.H. Blair Investment Banking Corp. Mr. Phillips was a partner and Director of Corporate Finance of Oppenheimer & Co., Inc., an investment banking firm from 1970 to 1980. Mr. Phillips is currently a financial consultant and private investor and is a director of Monaco Finance and Telechips Corporation.

         Robert J. Wussler,
         Director

         Mr. Wussler has been a director of the Company since October, 1993. Mr. Wussler was President of CBS Sports and CBS Television, Senior Executive Vice President with Turner Broadcasting Systems (1980-1989), and CEO with Comsat Video Enterprises (1989-1992). Since leaving Comsat Video in 1992, Mr. Wussler has remained active in the industry serving as Treasurer to the Board of Governors of the National Cable Television Association (NCTA), the Board of Governors of the National Academy of Cable Programming (NACP) and the Board of Advisors of the Cable Television Public Affairs Association (CTPAA). Mr. Wussler is currently the President and Chief Executive Officer of New Venco, Inc., a private corporation owned by ABC affiliated television stations organized to explore new media ventures and is also a Director of the Nostalgia Channel, a publicly held corporation.

         Jeffrey Steinberg,
         Director

         Mr. Steinberg is a co-founder of the Company. He served as co-Chairman from the Company's inception until October, 1993. From October, 1993 until March, 1995 Mr. Steinberg served as Director of Mall Distribution Development of the Company. In July, 1994 Mr. Steinberg was appointed as a Director. Currently Mr. Steinberg is a consultant to the Company for network program development and is involved in other media and entertainment ventures not in competition with the Company. In 1981 and 1986 he founded Classic Car Service and Landscape Concepts Tree Care, Inc., respectively.

         Benjamin Frank,
         Director

         Mr. Frank has been a Director of the Company since October, 1995. Currently, Mr. Frank, an Attorney, is the Chairman of a Benjamin Frank & Associates, a business engaged in real estate development, international trade and mergers and acquisitions. Prior thereto, Mr. Frank had served as a Senior Vice President of Allied Stores Corporation and on President Reagan's Advisory Committee for Trade Negotiations.

         E. Donald Shapiro,
         Director

         Mr. Shapiro has been a Director of the Company since October, 1995. Mr. Shapiro is currently a Joseph Solomon Distinguished Professor of Law at New York Law School and a Supernumerary Fellow at St. Cross College at Oxford University. Mr. Shapiro is a member of the Board of Directors of Loral Space & Communications, a NYSE company, Bank Leumi, Eyecare Products PLC, a London Stock Exchange company, Kranzco Realty Trust, a NYSE company, Vion, Inc., a NASDAQ company, Vascomedical Products, Inc., a NASDAQ company, Telepad, Inc., a NASDAQ company, Premier Laser Systems, Inc., a NASDAQ company and United Industrial Corporation, a NYSE company.

         John J. McMenamin,
         Director Nominee

         Mr. McMenamin has agreed to be nominated for election as a director of the Company at the Company's 1996 annual meeting. Mr. McMenamin is currently Executive Vice President of Turner Broadcasting Sales, Inc. ("TBSI") and President of Turner Private Networks, Inc. Mr. McMenamin joined TBSI in June, 1991.

         Steven J. Heyer,
         Director Nominee

         Mr. Heyer has agreed to be nominated for election as a director of the Company at the Company's 1996 annual meeting. Mr. Heyer is President of TBSI and a member of the Executive, Finance and Planning Committees of Turner Broadcasting System, Inc. Prior to joining Turner in May, 1994, Mr. Heyer was President of Young and Rubicam Advertising World Wide.

Board Meetings and Committees of the Board

         During 1995, there were 8 meetings of the Board of Directors. Each Director attended more than 75% of the meetings of the Board.

         The Company became subject to the reporting requirements of the Exchange Act as a result of its initial public offering in October, 1995. Subsequent to its initial public offering, the Board of Directors established an Audit Committee and a Compensation Committee.

         The Audit Committee is responsible for reviewing the Company's accounting and financial practices and policies and the scope and results of the Company's audit. The Audit Committee is also responsible for recommending the selection of the Company's independent public accountants. The Audit Committee is comprised of Robert Wussler and E. Donald Shapiro. The Audit Committee did not meet in 1995.

         The Compensation Committee reviews the compensation of executive officers, makes recommendations to the Board regarding executive compensation and administers the Company's Employee Stock Option Plan. The Compensation Committee is comprised of Benjamin Frank and Gary Penisten. The Compensation Committee did not meet in 1995.

         The Company does not have a Nominating Committee.

                                                EXECUTIVE OFFICERS


         The executive officers of the Company as of May 20, 1996 are set forth below.


     Name                 Age                Position
     ----                 ---                --------

Robert H. Lenz            56    Chairman of the Board of Directors

Stephen G. Bowen          52    President, Chief Executive Officer and Director

James N. Perkins          62    Executive Vice President and Chief Operating
                                Officer

Darren M. Sardoff         30    Senior Vice President, Business Affairs, Chief
                                Financial Officer and Secretary



         Robert H. Lenz has served as the Company's Chairman since May 1993. From 1979 to 1991, Mr. Lenz was a principal, Creative Director and co-founder with five partners of the advertising firm of Backer & Spielvogel Inc. After the merger of Backer & Spielvogel with Ted Bates, Inc. in 1988, Mr. Lenz was Chairman and Creative Director of Backer Spielvogel Bates U.S. until 1991. Subsequent to his departure from Backer Spielvogel Bates U.S. in 1991, Mr. Lenz has been pursuing personal interests including the development of Cafe USA.

         Stephen G. Bowen has served as the Company's President and Chief Executive Officer, and as a Director since May 1993. From 1969 to 1991, Mr. Bowen was employed at the advertising firm of J. Walter Thompson, including as a member of the Worldwide Board of Directors from 1982 to 1991 and from 1987 to 1991 as President and COO of J. Walter Thompson USA. In March 1992, Mr. Bowen was engaged by the New York advertising agency Geer & DuBois as its President and held such position until February, 1993. Geer & DuBois made a general assignment for the benefit of creditors in February 1993 by filing a formal petition with the United States Bankruptcy Court for the Southern District of New York.

         James N. Perkins has served as Executive Vice President and Chief Operating Officer of the Company since February, 1996. From 1988 to 1996, Mr. Perkins was President of US Tel, Inc., a telecommunications development company specializing in new media. From 1981 to 1985, Mr. Perkins organized and managed the cable television programming venture of Hearst Corporation and ABC that led to the development of the Arts & Entertainment and Lifetime Networks. From 1980 to 1981, Mr. Perkins created and produced "The Home Shopping Show," the forerunner of The Home Shopping Network. Mr. Perkins is a graduate of Dartmouth College and a former Captain in the U.S. Air Force.

         Darren M. Sardoff has served as Senior Vice President, Business Affairs and Chief Financial Officer, since September 1995. From 1993 to 1995, Mr. Sardoff was a Manager of Strategic Planning and Business Development with the Warner Music Group (a division of Time Warner Inc.) involved in the evaluation and start-up of new media ventures. Prior to Time Warner, Mr. Sardoff was an Associate with the investment banking firm of Alpine Capital Group Inc. from 1990 to 1993. Prior thereto, he held positions with the international accounting firm of Ernst & Young. Mr. Sardoff is a certified public accountant and holds a Master of Business Administration degree from the Wharton School of the University of Pennsylvania.

Beneficial Ownership Reports

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other securities of the Company. Such persons are required by the SEC to furnish the Company with copies of all
Section 16(a) forms that they file.

         To the Company's knowledge, during the year ended December 31, 1995, based solely on a review of the copies of the Section 16(a) reports furnished to the Company, all of the Company's directors, officers and ten percent stockholders have complied with Section 16(a) of the Exchange Act, except that each of Messrs. Bowen, Lenz, Penisten, Phillips, Wussler, Sardoff, Steinberg, Frank and Shapiro were late in filing initial statements of beneficial ownership on Form 3 in connection with the Company's initial public offering and Mr. Shapiro was late in filing a Form 4 for one transaction.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid by the Company to its Chief Executive Officer and each other executive officer whose salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during the fiscal years ended December 31, 1995, 1994 and 1993.

                                                          Annual Compensation
                                         ------------------------------------------------------

          Name and              Fiscal                                        Other Annual
     Principal Position          Year          Salary         Bonus           Compensation
- ----------------------------- ---------- -------------------------------- ---------------------
Stephen G. Bowen                 1995        $165,208          -0-              3,548(2)
Chief Executive                  1994        $167,187(1)       -0-              3,960(2)
Officer and President            1993         $97,920(1)       -0-                 -0-

Robert H. Lenz                   1995         $82,083          -0-                 -0-
Chairman                         1994        $118,749(3)       -0-                 -0-
                                 1993         $91,720(3)       -0-                 -0-


(1)  Includes salary received in each year and paid in the following year
(2)  Represents car allowance
(3) Includes salary accrued in each fiscal year and paid in the following year except for $20,312 and $45,680 for 1994 and 1993, respectively which will be paid only if Escrow Shares are released.

Stock Option Grants in Last Fiscal Year

         No stock options were granted to any of the executive officers named in the Summary Compensation Table in fiscal 1995. Messrs. Bowen and Lenz received warrants during fiscal 1995 in consideration of certain loans to the Company and guarantees of indebtedness. See "Certain Transactions". Such warrants were not "in-the-money" at the end of fiscal 1995. For information as to stock options granted under the Company's Employee Stock Option Plan, see "Proposal Two Stock Option Grants". None of the options granted under the Company Employee Stock Option Plan in 1995 were "in-the-money" at the end of fiscal 1995.

Compensation Committee Report in Option Repricing

         Prior to the consummation of the Company's initial public offering (the "Offering") in October, 1995, the Company granted options to purchase 100,000 shares of Series A Common Stock at an exercise price of $5.00 per share to Darren M. Sardoff, the Company's Chief Financial Officer. The exercise price of $5.00 per share was based upon the parties best estimate as to the fair market value of the Series A Common Stock on the date of the grant. Subsequent to the Offering, the Company's Series A Common Stock traded at prices ranging from $5.00 per share to $2.75 per share.

The Compensation Committee believes that Mr. Sardoff has made valuable contributions to the Company and accordingly determined in February, 1996 to cancel the previously granted option to purchase 100,000 shares of Series A Common Stock at an exercise price of $5.00 per share and issued a new option to purchase 100,000 shares of Series A Common Stock at an exercise price of $2.81 per share, the last reported sale price of the Series A Common Stock on the Nasdaq SmallCap Market at the time of the Committee's determination.

Employment Agreements

         Effective October 1, 1993 the Company entered into employment agreements (the "Employment Agreements") with Robert H. Lenz, Chairman, and Stephen G. Bowen, President and Chief Executive Officer (the "Executives") for terms of three years. Pursuant to the terms of Mr. Lenz's employment agreement, Mr. Lenz is entitled to receive (i) an annual salary of $100,000;
(ii) bonus compensation determined from time to time by the Board of Directors based upon the growth and success of the Company's business; and (iii) other benefits equivalent to those provided to the Company's other officers. Pursuant to Mr. Bowen's employment agreement, Mr. Bowen is entitled to (i) an annual salary of $175,000 per year; (ii) bonus compensation based upon the growth and success of the Company's business as may be determined by the Board of Directors and (iii) the same provisions for benefits provided for Mr. Lenz. Under the Employment Agreements the Executives are entitled to an increase in annual base salaries based upon the growth and success of the Company as determined by the Board of Directors.

         The Employment Agreements provide for severance pay ("Severance Pay") in an amount equal to the highest annual compensation received during the term in the event that at the end of the contract term a new contract or extension is not entered into due solely to the failure of the Company to negotiate in good faith. Each employment agreement may be terminated by the Company in the event of death, disability or cause or by mutual agreement of the parties. Cause is defined to include, among other things, the employee's material and willful misconduct, fraud or dishonesty. In the event of disability, each employee is entitled to receive salary and bonuses for one year less any disability insurance payments to which he is entitled. In the event of termination for cause, employee shall be entitled to salary and benefits accrued prior to termination and stock released from escrow pursuant to the Employment Agreement. If the Executives' employment is terminated other than by reason of death, disability or cause, the Executive shall be entitled to the balance of the compensation owed under the Employment Agreement, Severance Pay for one year following termination and the release of stock from the escrow and forfeiture provisions of the Employment Agreement.

         The Employment Agreements further provide certain provisions for forfeiture of the Series B Common Stock owned by each employee in the event the employee terminates his employment prior to certain dates specified in their Agreement. A portion of the Executive's Escrow Shares is forfeited if they leave employment prior to the end of three years in the case of Mr. Lenz and four years in the case of Mr. Bowen.

         The Employment Agreements also contain restrictive covenants regarding the employees' ability to compete with the Company during the term of the Employment Agreement and for two years thereafter.

         The Company entered into an employment agreement with Darren M. Sardoff as the Senior Vice President, Business Affairs and Chief Financial Officer of the Company for a period of one year beginning October 9, 1995, subject to termination by either party, at a salary of $150,000 per year, of which $20,000 will be deferred until a long-term contract is negotiated. The contract will continue thereafter from year to year unless terminated by either party. In addition, the employment agreement provides for Mr. Sardoff to receive 100,000 options at fair market value on the date of grant under the Company's employee stock option plan which vest over a period from January 1, 1996 to April 1, 1997, and bonus and incentive compensation as determined by the Board of Directors. Under his employment agreement, Mr. Sardoff is entitled to severance payments of $150,000 and 100,000 options on a fully-vested basis if his employment is terminated by the Company after the Evaluatory Period other than for "Cause" (as defined in the agreement), and a severance payment of the lesser of $50,000 or the balance of his year salary and 50,000 options which vested as of January 1, 1996 if his employment is terminated by him after the Evaluatory Period for other than "Cause." On February 6, 1996, the Compensation Committee of the Board of Directors determined to replace the options granted to Mr. Sardoff with an exercise price of $5.00 per share with an option with an exercise price of $2.81 per share, based upon the last reported trade price of the Series A Common Stock at the time of such replacement.

         The Company and Jim Perkins are parties to an employment agreement pursuant to which Mr. Perkins is employed by the Company as Executive Vice President, Chief Operating Officer of the Company for a three-year term commencing February 1, 1996. Under the employment agreement, Mr. Perkins is entitled to a minimum base salary of $170,000, subject to increases and bonuses granted by the Board of Directors, and options to purchase 200,000 shares of Series A Common Stock at an exercise price of $2.81 per share pursuant to the Company Employee Stock Option Plan. Such options vest over a period ending May 31, 1999 with 25,000 vested as of the commencement of his employment. If the employment is terminated by the Company other than for "Cause" (as defined in the agreement) Mr. Perkins is entitled to options that would have vested through the end of the year in which terminated and a cash severance equal to the base salary which would have been earned had he fulfilled his term. If Mr. Perkins terminates his employment for any reason he is entitled only to options that have vested. Mr. Perkins is also entitled to additional compensation, bonuses and options as determined by the Board of Directors. The Company may terminate the agreement at any time for Cause.

         Effective March 23, 1995, the Company entered into consulting agreements (the "Consulting Agreements") with Jeffrey Steinberg and Joseph Mercaldo, the co-founders of the Company. Under the Consulting Agreements, Messrs. Mercaldo and Steinberg are to provide programming assistance and programming services to the Company in return for which they will each receive annual compensation of $75,000. Both agreements are for a term expiring September 30, 1996. The Consulting Agreements supersede employment agreements previously executed by the Company and Messrs. Mercaldo and Steinberg and incorporate certain provisions from such employment agreements including restrictive covenants regarding their ability to compete with the Company during the term of the Consulting Agreements and for two years thereafter.

Directors' Compensation

         In July 1994, the three non-employee directors of the Company were each granted options to purchase 15,000 shares of Company Series A Common Stock at a price of $2.00 per share.

         Non-employee directors of the Company who are not also holders of Series B Common Stock and have not been nominated pursuant to a contractual undertaking by the Company receive a fee of $1,000 per meeting, $500 for each committee meeting attended in conjunction with a Board meeting and $1,000 per committee meeting attended not in conjunction with a Board meeting. In addition, in November 1995, the Company made a grant of options to purchase 15,000 shares of Series A Common Stock at an exercise price of $3.87 to Messrs. Penisten, Phillips, Wussler, Frank and Shapiro.

         In 1995, Messrs. Penisten, Phillips and Wussler each received directors fees of $3,000 and Messrs. Frank and Shapiro each received directors fees of $2,000.

         Mr. Shapiro has agreed to serve as a consultant to the Company for executive compensation matters pursuant to which he will be paid $18,000 per year.

         The Board has approved a Director Stock Option Plan pursuant to which certain non-employee directors will receive options to purchase shares of the Company's Series A Common Stock.See "Proposal Three - Approval of Director Stock Option Plan."

Certain Transactions

         In connection with the formation of the Company in February, 1992, Messrs. Lenz, Mercaldo and Steinberg purchased 44, 22 and 22 shares of Company common stock, respectively, at a price of $10.00 per share. In October, 1993, Messrs. Lenz, Steinberg and Mercaldo exchanged their shares of Company common stock for shares of Series B Common Stock and, additionally, purchased 479,424, 205,869 and 205,869 shares of Series B Common Stock, respectively, at a price of $.01 per share. Also on such date, Messrs. Bowen and Wilson purchased 223,650 and 51,083 shares of Series B Common Stock at a price of $.01 per share. In April, 1995, the Company issued 43,950 shares of Series B Common Stock to Mr. Wilson, all of which are Escrow Shares, at a price of $.01 per share.

         In 1992 Mr. Lenz made an interest free loan of $190,000 to the Company. In 1993, Mr. Lenz converted his prior loan of $190,000 to the capital of the Company and contributed an additional $32,500 in cash to the capital of the Company. In 1993, both Mr. Lenz and Mr. Bowen made interest free loans to the Company of $100,000 and $50,000, respectively. In connection with the Company's preferred stock unit offering, Messrs. Lenz and Bowen purchased a unit and half-unit, respectively, in exchange for loans then outstanding in the amount of $100,000 and $50,000, respectively, at a price of $100,000 per unit. Each unit consisted of 50,000 shares of Series A Redeemable Preferred Stock, which was redeemed at a price of $1.00 plus accrued and unpaid dividends upon the closing of the Offering, and 25,000 shares of Series A Common Stock. Accordingly, Mr. Lenz received $56,860 and Mr. Bowen received $28,430 upon the closing of the Offering in redemption of their shares of Series A Redeemable Preferred Stock.

         D. H. Blair Investment Banking Corp. acted as placement agent in connection with a preferred stock unit offering and bridge financing for which it received commissions and a non-accountable expense allowance in the aggregate amount of $252,922 and $292,500, respectively, and in connection with the preferred stock unit offering, D.H. Blair Investment Banking Corp. and certain designees received warrants to purchase an aggregate of 102,750 shares of Series A Common Stock at an exercise price of $2.00 per share. In connection with the Offering for which D.H. Blair Investment Banking Corp.

(the "Underwriter") acted as the underwriter, the Company paid underwriting discounts and commissions of $1,175,300 and paid the Underwriter a non-accountable expense allowance of $483,000 and an option to purchase 241,360 units (the "Option Units") exercisable for a period of two years commencing three years from the date of the Offering at $6.50 per Option Unit, together with certain registration rights. The Underwriter will also receive commissions upon the exercise of the warrants issued in the offering and a finders fee in connection with certain mergers or other transactions. The Underwriter and certain of its officers currently hold an aggregate of 14,065 warrants and certain directors and employees of D.H. Blair & Co. hold warrants to purchase an aggregate of 76,660 shares of Series A Common Stock. Howard Phillips, a director of the Company, is a former Director of Corporate Finance of D.H. Blair Investment Banking Corp. and received commissions and 33,488 warrants in the preferred stock unit offering and bridge financing and in connection with the Offering received a finder's fee from the Underwriter of $20,440 and received from the Company 38,646 Option Units.

         During the past two years, the Company borrowed as much as approximately $1,086,000 from U.S. Trust, all of which was repaid with a portion of the proceeds of the Offering. Prior to the Offering, Mr. Lenz had guaranteed all of these loans. Upon completion of the Offering and retirement of all outstanding indebtedness thereunder, Mr. Lenz withdrew his guarantee.

         Over the past two years, Messrs. Lenz, Bowen and Wilson guaranteed certain other indebtedness and obligations of the Company, including amounts owed to trade creditors, and former employees and consultants of the Company in the amount of approximately $114,000, $83,000 and $28,052, respectively. Approximately $113,052 of such indebtedness was outstanding and paid out of the proceeds of the Offering. In consideration of these guarantees and the guarantee of the U.S. Trust loan, the Company issued warrants to purchase 542,850 and 14,026 shares of Series A Common Stock to Messrs. Lenz and Wilson, respectively, upon the same terms as the bridge warrants issued in the Company's bridge financing.

         In June 1995 Mr. Bowen made loans totalling $50,000 to the Company. The loans bore interest at the rate of 10% per annum and were paid upon the closing of the Offering. As part of the transaction, the Company issued to Mr. Bowen warrants to purchase 25,000 shares of Series A Common Stock with the same terms as the bridge warrants.

         Commencing in March, 1995, Messrs. Bowen, Lenz and Wilson agreed to defer payment of their salaries and to reduce their salaries for certain periods. For the months of March, April, May and June, 1995, salaries were accrued for such executives at the applicable rate provided in the Employment Agreements, less any advances taken. From the period commencing July 1, 1995 through the completion of the Offering, the salaries of Messrs. Bowen, Lenz and Wilson were accrued at the rates of 68%, 60% and 80%, respectively, of the salaries provided for in their respective Employment Agreements. See "Employment Agreements." The accrued salaries net of advances which were paid to the Executives upon the closing of the Offering aggregated approximately $130,167. Salaries to the Executives accrued after August 31, 1995 at the above reduced rates and were paid to them upon closing. Any salaries accrued during the fiscal years ended December 31, 1993 and 1994 on behalf of such Executives but not paid (approximately $66,172) continue to be accrued until the Escrow Shares are either released or canceled; in which event such accrued salaries will either be paid or extinguished, respectively.

         The Company believes that the transactions between the Company and its stockholders have been on terms no less favorable to the Company than the terms that would have been available from unaffiliated parties under similar circumstances. Actual comparisons with other transactions are not possible, however. All future transactions between the Company and its officers, directors and principal stockholders or affiliates thereof, will be subject to the approval of the Board of Directors and the Company's independent directors, and a factor in their consideration will be whether the terms of such transactions will be no less favorable to the Company than could be obtained from independent third parties.


                                 PROPOSAL TWO
           APPROVAL OF AMENDMENTS TO THE EMPLOYEE STOCK OPTION PLAN

         In May, 1996, the Board of Directors of the Company approved amendments to the Company's Employee Stock Option Plan (the "Employee Plan") that, subject to approval by the stockholders of the Company, increase the maximum number of shares of Series A Common Stock issuable under the Employee Plan by 1,600,000 shares to a total of 2,000,000 shares and provide that members of the Compensation Committee may be removed only for cause.

Increase in Authorized Shares

         Currently, options for a total of 400,00 shares may be issued under the Employee Plan. Of these shares, no shares are currently available for future options. The amendment increases the maximum number of shares issuable under the Employee Plan by 1,600,000 to a total of 2,000,000 shares.

         The purposes of the proposed increase is to provide sufficient shares for future option grants to officers and key employees of the Company. The Board of Directors believes that the Company should have shares available under the Employee Plan to provide options to certain of its officers and key employees. The Board of Directors believes that the Company and its stockholders significantly benefit from having the Company's key management employees receive options to purchase the Company's Common Stock, and that the opportunity thus afforded these employees to acquire Common Stock is an essential element of an effective management incentive program. The Board of Directors also believes that stock options, particularly incentive stock options, are very valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of the Company and its stockholders. With regard to the Compensation Committee's current intentions as to awarding options, see "Option Grants".

Change in Provision for Removal of Committee Members

         Currently, the Employee Plan provides that members of the Compensation Committee may be removed by the Board of Directors at any time, with or without cause. The Board of Directors has determined that it is appropriate to amend the provision regarding removal of Committee numbers to permit removal only for cause (as determined in the sole discretion of the Board). The Board believes that removal for cause only will enhance the independence and stability of the Compensation Committee.

         Set forth below is a summary of certain significant provisions of the Employee Plan.

General

         Pursuant to the Employee Plan, stock options may be granted which qualify under the Code as incentive stock options ("Incentive Stock Option"), as well as stock options that do not qualify as Incentive Stock Options or are designated as not intended to so qualify ("Non-Qualified Stock Options"). All officers and key employees of the Company or any future subsidiary corporation are eligible to receive options under the Employee Plan. The primary purpose of the Employee Plan is to provide additional incentive to key employees and officers of the Company by encouraging them to invest in the Company's Series A Common Stock and thereby acquire a proprietary interest in the Company and an increased personal interest in the Company's continued success and progress. As of May 20, 1996, options to purchase 400,000 shares of Series A Common Stock had been granted under this Plan.

Eligibility and Administration

         All officers and key employees of the Company or any present or future subsidiary (currently 14 people) are eligible to receive options under the Employee Plan. The Employee Plan is administered by the Compensation Committee ("Committee") which is appointed by the Board of Directors and consists only of Directors who are not eligible to receive options under the Employee Plan. The Committee determines, among other things, which officers and key employees receive an option or options under the Employee Plan, the type of option (Incentive Stock Options or Non-Qualified Stock Options, or both) to be granted, the number of shares subject to each option, the rate of option exercisability, and, subject to certain other provisions to be discussed below, the option price and duration of the option.

         The Committee may, in its discretion, amend or supplement any of the option terms hereafter described, provided that if an Incentive Stock Option is granted under the Plan, the option as amended or supplemented continues to be an Incentive Stock Option.

Aggregate Number of Shares

         The aggregate number of shares which may be issued upon the exercise of options under the Employee Plan will be increased as a result of the proposed amendment from 400,000 to 2,000,000 shares of Series A Common Stock. In the event of any change in the capitalization of the Company, such as by stock dividend, stock split, combination of shares, recapitalization, merger or what the Compensation Committee deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under the Employee Plan will be appropriately adjusted in a manner determined in the sole discretion of the Board of Directors. Reacquired shares of the Company's Common Stock, as well as unissued shares, may be used for the purpose of the Employee Plan. Series A Common Stock of the Company subject to options which have terminated unexercised, either in whole or in part, will be available for future options granted under the Employee Plan.

Option Exercise Price

         The exercise price for Incentive Stock Options issued under the Employee Plan must be at least equal to 100% of the fair market value of the Series A Common Stock as of the date the option is granted except for the option exercise price of Incentive Stock Options granted to an individual owning shares of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Shareholder") must not be less than 110% of the fair market value as of the date of the grant of the option. The option price for Non-Qualified Options may be, at the discretion of the Compensation Committee, less than the fair market value of the Series A Common Stock on the date of the grant.

         On May 20, 1996 the last reported sale price for the Company's Series A Common Stock was $3.38.

Payment

         Payment of the option price on exercise of options granted under the Plan may be made in (a) cash, (b) Company Series A Common Stock which will be valued by the Secretary of the Company at its fair market value or (c) any combination of cash and Series A Common Stock of the Company valued as provided in clause (b).

         Under the terms of the Plan, the Board has interpreted the provision of the Plan which allows payment of the option price in Series A Common Stock of the Company to permit the "pyramiding" of shares in successive exercises. Thus, an optionee could initially exercise an option in part, acquiring a small number of shares of Series A Common Stock, and immediately thereafter effect further exercises of the option, using the Series A Common Stock acquired upon earlier exercises to pay for an increasingly greater number of shares received on each successive exercise. This procedure could permit an optionee to pay the option price by using a single share of Series A Common Stock or a small number of shares of Series A Common Stock and to acquire a number of shares of Series A Common Stock having an aggregate fair market value equal to the excess of (a) the fair market value (as determined above) of all shares to which the option relates over (b) the aggregate exercise price under the option.

Exercisability

         The Committee has the authority to set the rate of option exercisability for each optionee.

Option Expiration and Termination

         Unless terminated earlier by the option's terms, Incentive Stock Options expire ten years after the date they are granted (five years from the date of grant for 10% Shareholders) and Non-Qualified Stock Options expire ten years after the date they are granted.

         Options terminate three months (but not later than the scheduled termination date) after the date on which employment is terminated (whether such termination be voluntary or involuntary) other than by reason of death or disability. The option terminates one year from the date of termination due to death or disability (but not later than the scheduled termination date).

Non-Transferability

         Options granted pursuant to the Plan are not transferable, except by will or the laws of descent and distribution in the event of death. During an optionee's lifetime, the option is exercisable only by the optionee, including, for this purpose, the optionee's legal guardian or custodian in the event of disability.

Amendment or Termination; Plan Expiration

         The Company's Board of Directors has the right at any time, and from time to time, to amend, supplement, suspend or terminate the Plan, without stockholders approval, except to the extent that stockholders approval of the Plan amendment or supplement is required by the Code to permit the granting of incentive stock options under the Plan. Any such action will not affect options previously granted. If the Board of Directors voluntarily submits a proposed amendment, supplement, suspension or termination for stockholders approval, such submission will not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for stockholders approval.

Federal Income Tax Consequences

         THE FOLLOWING INFORMATION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND THE REGULATIONS ADOPTED PURSUANT THERETO. THE PROVISIONS OF THE CODE DESCRIBED IN THIS SECTION INCLUDE CURRENT TAX LAW ONLY AND DO NOT REFLECT ANY PROPOSALS TO REVISE CURRENT TAX LAW.

Incentive Stock Options

         Generally, under the Code, an optionee will not realize taxable income by reason of the grant or the exercise of an Incentive Stock Option (see, however, discussion of Alternative Minimum Tax below). If an optionee exercises an Incentive Stock Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised (or such later date, if applicable, as described below in "Non-Qualified Stock Options", if the optionee is a "16(b) Person" who has not made an "83(b) Election," as such terms are defined in "Non-Qualified Stock Options" below) over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or joint ownership with a spouse). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.


         The exercise of an Incentive Stock Option may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise (or such later date, if applicable, as described below in "Non-Qualified Stock Options", if the optionee is a 16(b) Person who has not made an 83(b) Election) exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition. Effective January 1, 1994, the Revenue Reconciliation Act of 1994 replaced the 24% alternative minimum tax rate on individuals with a two-tier alternative minimum tax rate having an initial rate of 26% and a second-tier rate of 28% on alternative minimum taxable income over $175,000.

         An optionee who surrenders shares as payment of the exercise price of his Incentive Stock Option generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option, is, however, a "disposition" of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

         Under the Code, all of the shares received by an optionee upon exercise of an Incentive Stock Option by surrendering shares will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options

         Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of Non-Qualified Stock Options granted pursuant to the Plan. On the exercise of a Non-Qualified Stock Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a federal income tax deduction (subject to the limitations contained in Section
162) in an amount equal to such excess. However, special rules apply where stock is registered under the Exchange Act and the optionee is an officer, director or 10% or greater stockholders of the Company subject to potential liability under Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act") for so-called "short-swing" profits (a "16(b) Person") in connection with certain purchases and sales, or sales and purchases, of the Company's stock within a period of six months.

         Under SEC rules promulgated under Section 16(b) of the Exchange Act, the grant of an option, not its exercise, is treated as a "purchase" for
Section 16(b) purposes. If such grant is made pursuant to a plan qualifying under the SEC rules and six months elapse between the grant of the option and the sale of the shares received upon the exercise thereof, such grant will be exempt from Section 16(b). With respect to the exercise of a Non-Qualified Stock Option, if a 16(b) Person has not purchased or acquired shares of Common Stock within the six month period prior to the exercise date (other than purchases or acquisitions exempt from Section 16(b)), the 16(b) Person will be required to recognize ordinary income (i) six months after the date of grant (in the event of exercise within six months of the date of grant) or (ii) the date of exercise (in the event of exercise after six months from the date of grant). The timing of income recognition with respect to a 16(b) Person who exercises a Non-Qualified Stock Option within six months of a prior non-exempt purchase or acquisition of Common Stock is uncertain. It is possible that the Internal Revenue Service will take the position that, despite the prior non-exempt purchase or acquisition, the 16(b) Person recognizes income on the date of exercise rather than the date which is six months following the date of such prior non-exempt purchase or acquisition. A 16(b) Person can be certain of recognizing income on the exercise date by making an election not later than 30 days following the exercise date to have the income determined as of the date of exercise (an "83(b) Election"), in which case the Company's deduction will also be determined as of the exercise date.

         Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. Under current law, net capital gains (net long term capital gain less net short term capital loss) is subject to a maximum rate of 28%. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

         An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Stock Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See "FEDERAL INCOME TAX CONSEQUENCES - Incentive Stock Options". The optionee will recognize ordinary income on the exercise of the Non-Qualified Stock Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise (or such later date, as described above, if the optionee is a 16(b) Person who has not made an 83(b) Election, and such later date is applicable).

         Section 162(m). Generally, Section 162(m), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid to the chief executive officer and the other four highest paid executive officers during any taxable year. Although ordinary income that is realized upon the exercise of a Non-Qualified Option or the disqualifying disposition of shares acquired pursuant to the exercise of an Incentive Option is potentially subject to the limitation imposed under
Section 162(m), Section 162(m) and the regulations thereunder provide that compensation attributable to the stock options granted under the Employee Plan may qualify for the performance-based exclusion in Section 162(m). If the stock options qualify for the performance-based exclusion, the compensation received upon their exercise would not be subject to the deduction limit set forth in Section 162(m). The Company intends that stock options granted under the Employee Plan will meet the performance-based exclusion under Section 162(m) and therefore the deduction limitation will be inapplicable to options to be issued under the Employee Plan.

Option Grants

         At May 20, 1996 options to purchase a total of 400,000 shares of Series A Common Stock had been granted under the Company's Employee Plan at an average exercise price of $2.81. It is currently contemplated by the Compensation Committee that options for approximately 600,000 of the newly authorized option shares will be granted to each of Messrs. Bowen and Lenz. The specific provisions regarding exercise price, vesting and exercisability have not yet been determined although it is currently intended that no options will vest prior to November 14, 1996 and all options will have an exercise price not less than the fair market value of the Series A Common Stock on the date of grant.

         The following table sets forth information concerning option issued to date under the Employee Plan. None of these options have been exercised.

                                                     Total Options   Exercise
Name and Position with the Company                      Granted        Price
- ----------------------------------                   -------------   --------
Darren M. Sardoff, Chief Financial Officer              100,000        $2.81

James N. Perkins, Chief Operating Officer               200,000         2.81

All Executive Officers as a Group                       300,000         2.81

All Employees, other than Executive Officers,
as a group                                              100,000         2.81


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE EMPLOYEE PLAN

                                PROPOSAL THREE
                    TO APPROVE A DIRECTOR STOCK OPTION PLAN

         In May, 1996, the Board of Directors adopted a Stock Option Plan for Directors (the "Director Plan"). The Director Plan is subject to approval by the stockholders of the Company.

          The Board of Directors unanimously recommends that you vote FOR approval of the Director Plan because it believes that the Director Plan will advance the interests of the Company and its stockholders by strengthening the ability of the Company to attract, retain and motivate members of their respective Boards of Directors who are not also employees.

         Set forth below is a summary of the provisions of the Director Plan. This summary is qualified and amplified in its entirety by the detailed provisions of the text of the actual Director Plan set forth as Exhibit "A" to this Proxy Statement, all of which is incorporated herein.

Purpose of the Director Plan

         The purpose of the Director Plan is to attract, retain and motivate members of the Board of Directors and to provide additional incentive to members of the Board of Directors of the Company and future subsidiary corporations who are not also employees by encouraging them to invest in the Company's Common Stock and thereby acquire a further proprietary interest in the Company and an increased personal interest in the Company's continued success and progress. The Board of Directors believes that stock options are an important aid in attracting, retaining and compensating non-employee directors of the Board of the Company.

Eligibility and Number of Options

         Each person who (i) is, as of June 26, 1996, a director of the Company or any subsidiary corporation, and (ii) has not been appointed or nominated as a director pursuant to a contractual undertaking by the Company and (iii) who is not as of such date an employee of the Company or any subsidiary corporation, and (iv) does not beneficially own shares of the Company's Series B Common Stock, shall, as of June 26, 1996, automatically be granted an option to purchase 90,000 shares of the Company's Series A Common Stock.

         Each person who (i) is not a director of the Company or any subsidiary corporation as of June 26, 1996, and (ii) has not been appointed or nominated as a director pursuant to a contractual undertaking by the Company and (iii) is not an employee of the Company or any subsidiary corporation and
(iv) does not beneficially own shares of the Company's Series B Common Stock, and who on or after June 26, 1996 is first elected or appointed as a director of the Company or any subsidiary corporation, shall, as of the date of such election or appointment, automatically be granted an option to purchase 90,000 shares of the Company's Series A Common Stock or such lower number of shares as shall be equal to the number of shares then available (if any) for grant under the Director Plan divided by the number of persons who are to receive options on such date.

         Assuming that the Director Plan is approved by the stockholders of the Company, and assuming that all of the non-employee nominees for director are elected, Messrs. Frank, Penisten, Phillips, Wussler and Shapiro will each receive, as of June 26, 1996, options under the Director Plan to purchase an aggregate of 90,000 shares of the Company's Series A Common Stock. Mr. Heyer has advised the Company in writing that he is declining such options. Messrs. Steinberg and McMenamin are not eligible to receive options under the Director Plan.

Administration

         The Director Plan will be administered by the Board of Directors of the Company, including non-employee directors. Under the Director Plan, the Board has the right to adopt such rules for the conduct of its business and the administration of the Director Plan as it considers desirable. A majority of the members of the Board will constitute a quorum for all purposes and the vote or written consent of a majority of the members of the Board on a particular matter will constitute the act of the Board on such matter. The Board of Directors has the exclusive right to construe the Director Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the Director Plan and the options issued pursuant to it. No member of the Board of Directors of the Company will be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Director Plan to the Board of Directors, or for the acts or omissions of any other members of the Board of Directors.

Aggregate Number of Shares

         The aggregate number of shares which may be issued upon the exercise of options under the Director Plan is 550,000 shares of the Company Series A Common Stock. In the event of any change in the capitalization of the Company, such as by stock dividend, stock split combination of shares, recapitalization, merger, consolidation or what the Board of Directors deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under the Director Plan will be appropriately adjusted in a manner determined in the sole discretion of the Board of Directors. Reacquired shares of the Company's Common Stock, as well as unissued shares, may be used for the purpose of the Director Plan. Common Stock of the Company subject to options which have terminated unexercised, either in whole or in part, will be available for future options granted under the Director Plan.

Option Price

         The option price for options issued under the Director Plan will be equal to the fair market value of the Company Series A Common Stock on the date of grant. Fair market value of the Company Series A Common Stock will be determined by the Board. The fair market value of the Company's Series A Common Stock on any particular date shall mean the last reported sale price of a share of the Company's Series A Common Stock on any stock exchange on which such stock is then listed or admitted to trading, or on the NASDAQ National Market System or SmallCap Market, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the NASDAQ National Market System or SmallCap Market, or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined by the Board of Directors.

Payment

         Payment of the option price on exercise of options granted under the Director Plan may be made in (a) cash, (b) (unless prohibited by the Board of Directors) Company Series A Common Stock which will be valued by the Secretary of the Company at its fair market value or (c) (unless prohibited by the Board of Directors) any combination of cash and Series A Common Stock of the Company valued as provided in clause (b).

         Under the terms of the Director Plan, the Board has interpreted the provision of the Director Plan which allows payment of the option price in Series A Common Stock of the Company to permit the "pyramiding" of shares in successive exercises. Thus, an optionee could initially exercise an option in part, acquiring a small number of shares of Series A Common Stock, and immediately thereafter effect further exercises of the option, using the Series A Common Stock acquired upon earlier exercises to pay for an increasingly greater number of shares received on each successive exercise. This procedure could permit an optionee to pay the option price by using a single share of Series A Common Stock or a small number of shares of Series A Common Stock and to acquire a number of shares of Series A Common Stock having an aggregate fair market value equal to the excess of (a) the fair market value (as determined above) of all shares to which the option relates over (b) the aggregate exercise price under the option. A vote in favor of Proposal Three is also a vote in favor of this interpretation.

Exercisability

         Options granted pursuant to the Director Plan become vested and may be exercised at the following rates, whichever is higher (i) 33% commencing on the date of grant, 66% commencing one year after the date of grant (provided such person is re-elected or continues as a director) and 100% after two years (provided such person is re-elected or continues as a director) or (ii) upon a "change in control" of the Company, as such term is defined in the Director Plan. Consequently, the approval of the Director Plan may be viewed as "anti-takeover" in nature.

Option Expiration and Termination

         Unless terminated earlier by the option's terms, options granted under the Director Plan will expire ten years after the date they are granted.

         Options terminate three months after the optionee ceases to be a director of the Company or a subsidiary corporation (whether by death, disability, resignation, removal, failure to be reelected or otherwise, and regardless of whether the failure to continue as a director was for cause or otherwise), but not later than ten years after the date of option grant.

Non-Transferability

         Options granted pursuant to the Director Plan are not transferable, except by the will or the laws of descent and distribution in the event of death. During an optionee's lifetime, the option is exercisable only by the optionee, including, for this purpose, the optionee's legal guardian or custodian in the event of disability.

Amendment or Termination; Director Plan Expiration

         Under the Director Plan, the Board of Directors of the Company has the right, without stockholders approval, at any time, and from time to time, to amend or supplement the Director Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board; however, such action will not affect options granted under the Director Plan prior to the actual date on which such action occurred. However, certain important provisions of the Director Plan (e.g., the option amount, option price and eligibility) may not be amended more than once every six months, except as permitted by Rule 16b-3(C)(ii)(B) under the Securities Exchange Act of 1934. If the Board of Directors voluntarily submits a proposed amendment, supplement, suspension or termination of the Director Plan for stockholders approval, such submission will not require any future amendments or supplements (whether or not relating to the same provision or subject matter), suspensions or terminations to be similarly submitted for stockholders approval, unless otherwise required by law.

         Options may not be granted pursuant to the Director Plan after the expiration of five years from and after the adoption of the Director Plan by the Company's stockholders at the 1996 Annual Meeting.

Federal Income Tax Consequences

         Options granted pursuant to the Director Plan will be non-qualified stock options. See "Proposal Two--Federal Income Tax Consequences - Non-Qualified Options" for a description of the federal income tax effect of non-qualified stock options, provided that options granted to non-employee directors are not subject to Section 162(m) of the Code.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL THREE.

                             SHAREHOLDER PROPOSALS

         Shareholder Proposals regarding the 1997 Annual meeting must be submitted to the Company by February 4, 1997 to receive consideration for inclusion in the Company's 1997 proxy material.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountant for the fiscal year ended December 31, 1995 and for the current fiscal year is the firm of Richard A. Eisner & Company, LLP, New York, NY.

         A representative of Richard A. Eisner is expected to be present at the Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he so desires.

                                 OTHER MATTERS

         As of the date hereof, the Company knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that the Company's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 under the Exchange Act, as amended; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

                 ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-KSB

         This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for the year ended December 31, 1995.

         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1995 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST THEREFOR TO FOOD COURT ENTERTAINMENT NETWORK, INC., 34-12 36TH STREET, ASTORIA, NY 11106, ATTENTION:
DARREN M. SARDOFF, CHIEF FINANCIAL OFFICER.

                                            By Order of the Board of Directors


                                            Robert H. Lenz
                                            Chairman

                                   EXHIBIT A

                    FOOD COURT ENTERTAINMENT NETWORK, INC.

                            1996 STOCK OPTION PLAN
                                 FOR DIRECTORS


         1. Purpose of Plan

                  The purpose of the 1996 Stock Option Plan for Directors (the "Plan") contained herein is to enhance the ability of Food Court Entertainment Network, Inc. (the "Company") to attract, retain and motivate members of the Boards of Directors and to provide additional incentive to members of the Board of Directors by encouraging them to invest in shares of Series A Common Stock and thereby acquire a proprietary interest in the Company and an increased personal interest in the Company's continued success and progress, to the mutual benefit of directors, employees and stockholders.

         2. Aggregate Number of Shares

                  550,000 shares of the Company's Series A Common Stock, par value $.01 per share ("Series A Common Stock"), shall be the aggregate number of shares which may be issued under this Plan. Notwithstanding the foregoing, in the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Board of Directors deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Board of Directors. Reacquired shares of the Company's Series A Common Stock, as well as unissued shares, may be used for the purpose of this Plan. Series A Common Stock of the Company subject to options which have terminated unexercised, either in whole or in part, shall be available for future options granted under this Plan.

         3. Participation

                  Each person who (i) is, as of June 26, 1996, a director of the Company or any subsidiary corporation, and (ii) has not been appointed or nominated as a director pursuant to a contractual undertaking by the Company, and (iii) is not as of such date an employee of the Company or any subsidiary corporation, and (iv) does not beneficially own shares of the Company's Series B Common Stock shall, as of June 26, 1996, automatically be granted an option to purchase 90,000 shares of the Company's Common Stock (such figure to be subject to adjustment for the same events described in Section 2 hereof). Each person who (i) is not a director of the Company as of June 26, 1996, and (ii) has not been appointed or nominated as a director pursuant to a contractual undertaking by the Company, and (iii) is not an employee of the Company or any subsidiary corporation and (iv) does not beneficially own shares of the Company's Series B Common Stock and who on or after June 26, 1996 is first elected or appointed as a director of the Company or any subsidiary corporation shall, as of the date of such election or appointment, automatically be granted an option to purchase 90,000 shares of the Company's Series A Common Stock (such figure to be subject to adjustment for the same events described in Section 2 hereof) or such lower number of shares as shall be equal to the number of shares as shall then available (if any) for grant under this Plan divided by the number of persons who are to receive a option on such date, subject, however, to the provisions of Section 6 hereof.

         4. Administration of Plan

                  This Plan shall be administered by the Board of Directors of the Company. The Board of Directors of the Company shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Board of Directors of the Company shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Board of Directors of the Company on a particular matter shall constitute the act of the Board of Directors of the Company on such matter. The Board of Directors of the Company shall have the exclusive right to construe the Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of this Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Board of Directors of the Company shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Plan to the Board of Directors, or for the acts or omissions of any other members of the Board of Directors.

         5. Non-Qualified Stock Options, Option Price and Term

                  (a) Options issued pursuant to this Plan shall be non-qualified stock options. A non-qualified stock option is an option which does not satisfy the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The option price for the non-qualified stock options issued under this Plan shall be equal to the fair market value, as determined by the Board of Directors of the Company, of the Company's Series A Common Stock on the date of the grant of the option. The fair market value of the Company's Series A Common Stock on any particular date shall mean the last reported sale price of a share of the Company's Series A Common Stock on any stock exchange on which such stock is then listed or admitted to trading, or on the NASDAQ National Market System or SmallCap Market, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the NASDAQ National Market System or SmallCap Market, or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined by the Board of Directors.


         (b) Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix I hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Options shall expire ten years after the date they are granted, unless terminated earlier as provided herein.

         6. Amendment, Supplement, Suspension and Termination

                  Options shall not be granted pursuant to this Plan after the expiration of five years from and after the date this Plan is approved by the stockholders of the Company. The Board of Directors of the Company reserves the right at any time, and from time to time, to amend or supplement this Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors of the Company; provided, however, that such action shall not affect options granted under the Plan prior to the actual date on which such action occurred. Notwithstanding the foregoing, if Rule 16b-3 of the Securities Exchange Act of 1934 is applicable to the Company, the Plan provisions specified in Rule 16b-3(c)(2)(ii)(A) under the Securities Exchange Act of 1934, as amended, or any future corresponding rule may not be amended or supplemented more than once every six months, except as permitted by Rule 16b-3(c)(2)(ii)(B). If the Board of Directors voluntarily submits a proposed amendment, supplement, suspension or termination for stockholder approval, such submission shall not require any future amendments, supplements (whether or not relating to the same provision or subject matter), suspensions or terminations to be similarly submitted for stockholder approval.

         7. Effectiveness of Plan

                  This Plan shall become effective on the date of its adoption by the Company's Board of Directors, subject however to approval by the holders of the Company's Common Stock in the manner described in Rule 16b-3(b) under the Securities Exchange Act of 1934, as amended, or any future corresponding rule.

         8. General Conditions

                  (a) Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any director the right to continue as a director of any of the Companies or interfere in any way with the rights of the Companies to terminate him as a director.

                  (b) Corporate action constituting an offer of stock for sale to any director under the terms of the options to be granted hereunder shall be deemed complete as of June 26, 1996, or as of the automatic grant date hereunder after June 26, 1996, regardless of when the option is actually delivered to the non-employee director or acknowledged or agreed to by him.

                  (c) The term "subsidiary corporation" as used throughout this Plan shall mean a corporation in which the Company owns, directly or indirectly, shares of stock representing fifty percent or more of the outstanding voting power of all classes of stock of such corporation at the time of the granting of an option under this Plan.

                  (d) The use of the masculine pronoun shall include the feminine gender whenever appropriate.

                                  APPENDIX I

                          NON-QUALIFIED STOCK OPTION

To:      ____________________________________
         Name

         ____________________________________
         Address

Date:    ____________________________________


         You are hereby granted an option, effective as of the date hereof, to purchase 90,000 shares of Series A Common Stock (par value $.01 per share) ("Series A Common Stock") of Food Court Entertainment Network, Inc. (the "Company") at a price of $______ per share pursuant to the Company's 1996 Stock Option Plan for Non-Employee Directors (the "Plan").

         Your option may first be exercised on and after the date of grant. On and after the date of grant and prior to one year from the date of grant, your option may be exercised for up to 33% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted for any change in the outstanding shares of the Series A Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances). Each succeeding year thereafter, provided you are re-elected or continue as a director of the Company, your option will vest and may be exercised for up to an additional 33% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances). Thus, assuming you are re-elected or continue as a director, this option is fully exercisable on and after two years after the date of grant, except if terminated earlier as provided herein. No fractional shares shall be issued or delivered. This option shall terminate and is not exercisable after ten years from the date of its grant (the "Scheduled Termination Date"), except if terminated earlier as hereafter provided.

         In the event of a "change of control" (as hereinafter defined) of the Company, your option may, from and after the date of the change of control, and notwithstanding the foregoing paragraph, be exercised for up to 100% of the total number of shares then subject to the option minus the number of shares previously purchased upon exercise of the option (as adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances).

         For purposes of your option, a "change in control" of the Company shall have been deemed to conclusively occur when any of the following events shall have occurred without your prior written consent:

                  (1) a change in at least five members of the Company's Board of Directors or the addition of five or more new members to the Company's Board of Directors or any combination of the foregoing, within any two calendar year period, unless such change or addition occurs with the affirmative vote in writing of you in your capacity as a director or a stockholders; or

                  (2) a person or group acting in concert as described in
Section 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") proposes to hold or acquire beneficial ownership within the meaning of Rule 13(d)(3) promulgated under the Exchange Act of a number of voting shares of the Company which constitutes either (i) more than fifty percent of the shares which voted in the election of directors of the Company at the stockholders' meeting immediately preceding such determination or (ii) more than thirty percent of the Company's outstanding voting shares. The term "proposes to hold or acquire" shall mean when a person or group acting in concert has (A) the right to acquire or merge (whether such right is exercisable immediately or only after the passage of time or upon the receipt of such regulatory approvals as is required by applicable law) pursuant to an agreement, arrangement or understanding (whether or not in writing) or upon the exercise or conversion of rights, exchange rights, warrants or options or otherwise; (B) commenced a tender or exchange offer with respect to the voting shares of the Company or securities convertible or exchangeable into voting shares of the Company; or (C) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that such person or group acting in concert shall not be deemed to have acquired such shares if the agreement, arrangement or understanding to vote such securities arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and is not also then reportable on Schedule 13D under the Exchange Act or any comparable or successor report.

         You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check;
(b) (unless prohibited by the Board of Directors) certificates representing shares of Series A Common Stock of the Company, which will be valued by the Secretary of the Company at the fair market value per share of the Company's Series A Common Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Board of Directors) any combination of cash and Series A Common Stock of the Company valued as provided in clause (b). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

         Your option will, to the extent not previously exercised by you, terminate three months after the date on which you cease to be a director of the Company or a subsidiary corporation (whether by death, disability, resignation, removal, failure to be reelected or otherwise and regardless of whether the failure to continue as a director was for cause or otherwise), but in no event later than ten years from the date this option is granted. After the date you cease to be a director, you may exercise this option only for the number of shares which you had a right to purchase and did not purchase on the date you ceased to be a director. If you are a director of a subsidiary corporation, your directorship shall be deemed to have terminated on the date such company ceases to be a subsidiary corporation, unless you are also a director of the Company or another subsidiary corporation, or on that date became a director of the Company or another subsidiary corporation. Your directorship shall not be deemed to have terminated if you cease being a director of the Company or a subsidiary corporation but are or concurrently therewith become a director of the Company or another subsidiary corporation.

         If you die while a director of the Company or a subsidiary corporation, executor or administrator, as the case may be, may, at any time within three months after the date of your death (but in no event later than ten years from the date this option is granted), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your directorship with the Company or a subsidiary corporation is terminated by reason of your becoming disabled, you or your legal guardian or custodian may at any time within three months after the date of such termination (but in no event later than 10 years from the date this option is granted), exercise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this option.

         In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Board of Directors deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Board of Directors.

         This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a stockholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery may not be consummated without violating a federal, state, local or securities exchange rule, regulation or law.

         Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

         (a) Until the Plan is approved by the stockholders;

         (b) Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

         (c) During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue.

         The following two paragraphs shall be applicable if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

                  (a) The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

                  (b) The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

         Please sign the copy of this option and return it to the Company's Secretary, thereby indicating your understanding of and agreement with its terms and conditions.


                                        FOOD COURT ENTERTAINMENT NETWORK, INC.


(SEAL)                                  By:___________________________________



         I hereby acknowledge receipt of a copy of the foregoing stock option and, having read it hereby signify my understanding of, and my agreement with, its terms and conditions.



                                        ______________________________________
                                        (Signature)                      (Date)

                    FOOD COURT ENTERTAINMENT NETWORK, INC.

                   Proxy for Annual Meeting of Stockholders
                                 June 26, 1996
                 Solicited on behalf of the Board of Directors


The undersigned hereby constitutes and appoints Stephen G. Bowen and Darren M. Sardoff and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Stockholders of Food Court Entertainment Network, Inc. (the "Company"), to be held on the 26th day of June, 1996, and at any postponement or adjournment thereof, and to vote all of the shares of Series A Common Stock and Series B Common Stock of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as follows:

         Please mark your votes as in this example.  |X|


1. For |_| the election of Robert H. Lenz, Stephen G. Bowen, Gary D. Penisten, Howard W. Phillips, Robert J. Wussler, Jeffrey Steinberg, Benjamin Frank, E. Donald Shapiro, John J. McMenamin and Steven J. Heyer as Directors of the Company, as more fully described in the accompanying Proxy Statement (to withhold authority to vote for all directors, check this box:|_|)

         To withhold authority to vote for an individual nominee, write that nominee's name on the space provided below.

         ______________________________________________________________________

2. To approve amendments to the Company's Employee Stock Option Plan, as more fully described in the accompanying proxy statement.

                   / / FOR         / / AGAINST       / / ABSTAIN





3.       To approve the Company's Director Stock Option Plan.

                   / / FOR         / / AGAINST       / / ABSTAIN

4. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.


         This proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated, the persons named herein intend to vote for the election of the named nominees for director and to approve proposals 2 and 3.

         THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

         The undersigned hereby acknowledges receipt of the Company's 1995 Annual Report to Shareholders, Notice of the Company's 1996 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

                                     DATE:___________________________, 1996
                                               (Please date this Proxy)


                                     --------------------------------------

                                     --------------------------------------
                                       Signature(s)

                                    It would be helpful if you signed your
                                    name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

            PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY
                    IN THE ENCLOSED POSTAGE PAID ENVELOPE.